UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 14, 2002
Date of Report (Date of earliest event reported)

Lincoln National Corporation
(Exact name of registrant as specified in its charter)

Indiana	1-6028	35-1140070
(State or other jurisdiction	(IRS Employer	(Commission
of incorporation)	Identification No.)	File Number)

1500 Market Street, West Tower, Suite 3900, Philadelphia, Pennsylvania 19102-2112
(Address of principal executive offices) (Zip Code)

(215) 448-1400
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

a)    On March 14, 2002, January 9, 2003 and March 11, 2004, the Compensation Committee of our Board of Directors approved the performance measures for the three-year, long-term performance award cycles of 2002-2004, 2003-2005 and 2004-2006, respectively, under the Lincoln National Corporation Incentive Compensation Plan, as amended and restated on March 8, 2001 (the “ICP”). The ICP is filed as Exhibit 3 to our proxy statement for the 2001 Annual Meeting of Shareholders. The performance measures for the 2002-2004 and 2003-2005 performance cycles are based on our:

•	shareholder return as compared to a peer group of companies;
•	growth in income from operations per share; and
•	return on equity.

For the 2002-2004 and 2003-2005 performance cycles, each of the performance measures are based on our performance relative to the performance of a peer group of companies.

For the 2004-2006 performance cycle, however, the shareholder return comparison measure is compared to a modified S&P 500 Index (modified to include only companies in the S&P 500 for the entire performance period), not to shareholder return achieved during the same period by a peer group of companies. The other measures are based on absolute numbers and are not compared to a peer group of companies.

The awards for the 2002-2004 performance cycle are payable in cash unless the Compensation Committee approves a payment of the award in stock. The awards for the 2003-2005 and 2004-2006 performance cycles are payable in cash, stock and options, or a combination of these, at the election of the participant made no later than March of the first year of the cycle. The minimum-maximum amount of awards for all performance cycles as well as the other terms of the awards for the 2003-2005 and 2004-2006 performance cycles are similar to those described in the Long-Term Incentive Awards Framework filed as Exhibit 10(a) to our Form 8-K dated January 20, 2004. A copy of the 2003-2005 form of long-term incentive award agreement is attached as Exhibit 10(a) hereto.

b)     On January 8, 2004, the Compensation Committee approved the performance-based compensation measures pursuant to which annual incentive awards may be paid to executive officers under the ICP. The annual incentive awards may be paid in cash or shares of common stock pursuant to the terms of the ICP. The Compensation Committee set corporate performance measures as well as additional measures for particular business units. The 2004 corporate performance measures are:

●	growth in our income from operations per share,
●	return on equity,
●	sales growth relative to industry-based indices and
●	success in attracting and retaining a diverse and talented employee group and in management development and succession planning.

In addition to the corporate measures, the 2004 performance measures for the CEO of the Investment Management segment include the investment performance of assets managed by the segment, and the 2004 performance measures for the CEO of Lincoln Financial Advisors (“LFA”) business unit include LFA income from operations and LFA sales growth relative to industry-based indices.

As used above in (a) and (b), income from operations is defined as net income determined in accordance with generally accepted accounting principles (“GAAP”) excluding, as applicable, the after-tax effects of realized gain or losses on investments and derivatives, restructuring charges, gains (losses) related to reinsurance embedded derivatives/trading account assets, cumulative effect of accounting changes, reserve changes on business sold through reinsurance net of related deferred gain amortization, gains (losses) on the sale of subsidiaries and blocks of business and loss on early retirement of debt, including subordinated debt. This is the measure that the Compensation Committee uses to evaluate the performance of our businesses. Return on equity as used above is calculated based on income from operations.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibits are included with this Form 8-K.

Exhibit Number	Description

10(a)	Form of Long-Term Incentive Award Agreement (2003-2005 Performance Cycle)

10(b)	2004 Annual Incentive Award Measures

10(c)	2002-2004 Long-Term Incentive Award Measures

10(d)	2003-2005 Long-Term Incentive Award Measures

10(e)	2004-2006 Long-Term Incentive Award Measures

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN NATIONAL CORPORATION

By /s/ Richard C. Vaughan
Name: Richard C. Vaughan
Title: Executive Vice President and
                                      Chief Financial Officer

Date: February 16, 2005

Exhibit Index

Exhibit Number	Description

10(a)	Form of Long-Term Incentive Award Agreement (2003-2005 Performance Cycle)

10(b)	2004 Annual Incentive Award Measures

10(c)	2002-2004 Long-Term Incentive Award Measures

10(d)	2003-2005 Long-Term Incentive Award Measures

10(e)	2004-2006 Long-Term Incentive Award Measures